Workiva Announces Third Quarter 2026 Financial Results
Subscription and support revenue increased by 17% year-over-year
Total revenue was $263 million, up 17% year-over-year
GAAP operating margin was 6.8%, non-GAAP operating margin was 18.3%

NEW YORK - November 5, 2026 – Workiva Inc. (NYSE: WK), a leading, audit-ready platform for trust, transparency, and accountability, today announced financial results for its third quarter ended September 30, 2026.
“Our third quarter results reflect continued momentum across the Workiva platform as organizations navigate growing complexity,” said Julie Iskow, President & Chief Executive Officer. “AI is fundamentally changing enterprise software, from helping people do the work to increasingly doing the work itself. This shift plays directly to Workiva’s strengths. As software takes on more complex, regulated, and high-stakes work, the need for accuracy, transparency, and trust becomes even more critical. Workiva is uniquely positioned to meet these needs and expand the role our platform plays across the enterprise.”
“In Q3, we continued to deliver healthy top-line growth while expanding our operating margins, reinforcing that growth and profitability go hand-in-hand at Workiva,” said Barbara Larson, Chief Financial Officer. "We beat the high end of our revenue guidance with 17% growth in both subscription and total revenue. At the same time, we expanded non-GAAP operating margin by 560 basis points year-over-year. This expanding operating leverage generated healthy free cash flow, providing the financial agility to fund our technology roadmap as we build toward our 2030 targets.”
Third Quarter 2026 Financial Results
•Revenue: Total revenue for the third quarter of 2026 was $263 million, an increase of 17% from $224 million in the third quarter of 2025. Subscription and support revenue was $246 million, up 17% from the third quarter of 2025. Professional services revenue was $17 million, up 15% from the third quarter of 2025.
•Operating Margin: GAAP operating margin for the third quarter of 2026 was 6.8% compared to (1.5)% in the third quarter of 2025. Non-GAAP operating margin was 18.3% compared to 12.7% in the third quarter of 2025.
•GAAP Net Income: GAAP net income for the third quarter of 2026 was $19 million compared with net income of $3 million in the third quarter of 2025. GAAP net income per basic share and diluted share was $0.35, compared with net income per basic share and diluted share of $0.05 in the third quarter of 2025.
•Non-GAAP Net Income: To better reflect our long-term expected tax profile and enhance period-to-period comparability, beginning with our third quarter of 2026, non-GAAP net income includes a non-GAAP provision for income taxes using a fixed long-term projected rate of 22%. This change in methodology is also retrospectively reflected in comparable prior periods presented to provide better comparability. Guidance issued prior to this quarter was prepared under the previous methodology which reflected a non-GAAP provision for income taxes that equaled our GAAP provision for income taxes. Non-GAAP net income for the third quarter of 2026 was $41 million compared with non-GAAP net income of $27 million in the third quarter of 2025. Non-GAAP net income per basic share and diluted share for the third quarter of 2026 was $0.75 and $0.72, respectively, compared with non-GAAP net income per basic share and diluted share of $0.47 and $0.46, respectively, in the third quarter of 2025.
•Operating Cash Flow and Free Cash Flow: Operating cash flow for the third quarter of 2026 was $70 million compared with $46 million for the third quarter of 2025. Free cash flow for the third quarter of 2026 was $69 million compared with $46 million in the third quarter of 2025.
•Liquidity: As of September 30, 2026, Workiva had cash, cash equivalents, and marketable securities totaling $817 million, compared with $892 million as of December 31, 2025. The remaining obligation associated with our 1.125% convertible senior notes due in 2026 was fully settled upon maturity on August 15, 2026, resulting in a $71 million cash outflow from financing activities during the period. Workiva had $702 million aggregate principal amount of 1.250% convertible senior notes due in 2028 and $13 million of finance lease obligations outstanding as of September 30, 2026.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 6,840 customers as of September 30, 2026, a net increase of 299 customers from September 30, 2025.
•Retention Rate: As of September 30, 2026, Workiva's gross retention rate was 97%, and the net retention rate was 110%. Net retention includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of September 30, 2026, Workiva had 2,853 customers with an annual contract value (“ACV”) of more than $100,000, up 20% from 2,372 customers at September 30, 2025. Workiva had 708 customers with an ACV of more than $300,000, up 31% from 541 customers at September 30, 2025. Workiva had 283 customers with an ACV of more than $500,000, up 20% from 236 customers at September 30, 2025.
•Share Repurchase Plan: During the third quarter of 2026, Workiva purchased approximately 32.6 thousand shares for approximately $2 million under our previously disclosed $350 million repurchase plan. As of September 30, 2026, approximately $104 million remained available under the repurchase plan for future share repurchases.
Financial Outlook
As of November 5, 2026, Workiva is providing guidance as follows:
Fourth Quarter 2026 Guidance:
•Total revenue is expected to be in the range of $275 million to $278 million.
•GAAP operating margin is expected to be in the range of 7.1% to 7.7%.
•Non-GAAP operating margin is expected to be in the range of 19.0% to 19.5%.
•GAAP net income per diluted share is expected to be in the range of $0.40 to $0.42 using 60.3 million shares.
•Non-GAAP net income per diluted share is expected to be in the range of $0.78 to $0.80 using 60.3 million shares.

Full Year 2026 Guidance:
•Total revenue is expected to be in the range of $1.041 billion to $1.044 billion.
•GAAP operating margin is expected to be in the range of 6.2% to 6.3%.
•Non-GAAP operating margin is expected to be in the range of 18.2% to 18.3%.
•GAAP net income per diluted share is expected to be in the range of $1.31 to $1.34 using 56.0 million shares.
•Non-GAAP net income per diluted share is expected to be in the range of $2.80 to $2.83 using 61.2 million shares.
•Free cash flow margin is expected to be approximately 21%.
The outlook for non-GAAP net income per diluted share includes a non-GAAP provision for income taxes of 22%.
Quarterly Conference Call
Workiva will host a webcast today at 5:00 p.m. Eastern Time to review Workiva’s financial results for the third quarter of 2026, in addition to discussing Workiva’s outlook for the fourth quarter and full year 2026. The call can be accessed by dialing 1-833-862-0080 (U.S. domestic) or 1-412-634-5870 (international). Additionally, a live webcast and replay will be available at https://investor.workiva.com/news-events/events.
About Workiva
Workiva Inc. (NYSE: WK) powers trust, transparency, and accountability. Accounting, finance, sustainability, risk and audit teams from more than 6,800 organizations, including over 85% of Fortune 1,000 companies rely on Workiva for their mission-critical work. We transform how customers connect data, unify processes, and empower teams in a secure, audit-ready platform. Learn more at workiva.com.
Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation, amortization of acquisition-related intangible assets, the income tax effect of non-GAAP adjustments, and in certain cases, interest expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of, among other non-GAAP measures presented in this press release, non-GAAP gross profit, non-GAAP income from operations and non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, free cash flow and free cash flow margin is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.
Non-GAAP gross profit is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets attributable to cost of revenues from gross profit. Non-GAAP income from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from income (loss) from operations. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income from operations by total revenues. Non-GAAP net income is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from net income (loss) and adjusting for the estimated income tax effects of non-GAAP adjustments. Non-GAAP net income per basic share is calculated by dividing non-GAAP net income by basic weighted- average shares outstanding. Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income, adjusted for interest expense on our convertible senior notes when dilutive and the related income tax effect, by non-GAAP diluted weighted-average shares outstanding.
To better reflect our long-term expected tax profile and enhance period-to-period comparability, beginning with the three months and nine months ended September 30, 2026, non-GAAP net income includes a non-GAAP provision for income taxes of 22%, which was not included in our previously-issued guidance. This change is also retrospectively reflected in comparable prior periods presented. Previously, our non-GAAP provision for income taxes equaled our GAAP provision for income taxes. The rate presented is based on a three-year financial projection that excludes the direct impact of non-GAAP adjustments, assumes no benefit from available U.S. net operating loss or tax credit carryforwards or valuation allowances, considers our operating structure, jurisdictional tax positions and key tax legislation, and differs from our GAAP effective tax rate. We re-evaluate the rate periodically for significant events, tax law changes, and material changes in geographic earnings mix.
Moreover, beginning with the three months and six months ended June 30, 2026, we are adding back interest expense to the numerator of our non-GAAP diluted earnings per share in accordance with the if-converted method of calculating the dilutive impact of our convertible senior notes with the related income tax effect presented separately within the income tax effect of non-GAAP adjustments. Prior to this change, potentially dilutive shares associated with our convertible senior notes were included in the denominator, but the numerator was not adjusted, as our convertible senior notes had historically been anti-dilutive for GAAP purposes. As Workiva has achieved GAAP profitability, our convertible senior notes may now be dilutive, and we are aligning our non-GAAP calculation with the if-converted method used for GAAP diluted earnings per share. Prior periods have been recast for comparative purposes.
Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe they are reflective of ongoing operations.
Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchases of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenue. We consider free cash flow and free cash flow margin to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business. The utility of free cash flow and free cash flow margin as measures of our liquidity is limited because these measures do not represent the total increase or decrease in our cash balance for a given period.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below and not rely on any single financial measure to evaluate Workiva’s business.
Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby, including but not limited to statements concerning our expectations regarding our financial position and operating performance, including our financial outlook for the fourth quarter of 2026, full year 2026 and other future targets; the expected impact of artificial intelligence on our business and platforms; our business strategy and plans; our market position and potential market opportunities; and our objectives for future operations. These statements relate to future events or the Workiva’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of Workiva or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about Workiva’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance," "target," "goal," "project," "continue to," "confident," or the negative of those terms or other comparable terminology.
Please see Workiva’s documents filed or to be filed with the Securities and Exchange Commission, including Workiva’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. Workiva has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Workiva believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Workiva’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, Workiva disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:		Media Contact:
Katie White		Lauren Covello
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(unaudited)
Revenue
Subscription and support	$246,183	$209,560	$707,840	$593,295
Professional services	16,780	14,606	57,719	52,338
Total revenue	262,963	224,166	765,559	645,633
Cost of revenue
Subscription and support (1)	36,810	33,824	108,735	103,163
Professional services (1)	12,888	12,554	39,531	41,100
Total cost of revenue	49,698	46,378	148,266	144,263
Gross profit	213,265	177,788	617,293	501,370
Operating expenses
Research and development (1)	57,333	51,403	167,743	160,026
Sales and marketing (1)	112,098	101,127	325,600	306,823
General and administrative (1)	25,997	28,663	79,122	84,822
Total operating expenses	195,428	181,193	572,465	551,671
Income (loss) from operations	17,837	(3,405)	44,828	(50,301)
Interest income	7,450	8,442	23,265	25,533
Interest expense	(3,057)	(3,195)	(9,444)	(9,584)
Other income (expense), net	69	318	1,031	(651)
Income (loss) before provision for income taxes	22,299	2,160	59,680	(35,003)
Provision (benefit) for income taxes	3,192	(626)	8,135	2,982
Net income (loss)	$19,107	$2,786	$51,545	$(37,985)
Net income (loss) per common share:
Basic	$0.35	$0.05	$0.93	$(0.68)
Diluted	$0.35	$0.05	$0.92	$(0.68)
Weighted-average common shares outstanding
Basic	54,630,571	56,347,994	55,710,095	56,224,079
Diluted	55,205,098	58,184,796	56,212,164	56,224,079

(1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(unaudited)
Cost of revenue
Subscription and support	$2,881	$2,635	$8,816	$7,579
Professional services	1,217	1,102	3,647	3,204
Operating expenses
Research and development	6,545	6,592	19,505	19,198
Sales and marketing	9,893	9,855	29,848	29,496
General and administrative	8,322	10,062	25,400	27,124

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$333,770	$338,769
Marketable securities	483,625	552,852
Accounts receivable, net	157,731	168,984
Deferred costs	65,955	62,619
Other receivables	10,706	10,383
Prepaid expenses and other	26,684	28,778
Total current assets	1,078,471	1,162,385
Property and equipment, net	19,090	20,546
Operating lease right-of-use assets	8,059	13,986
Deferred costs, non-current	52,997	59,767
Goodwill	203,180	206,164
Intangible assets, net	18,228	22,270
Other assets	5,799	8,453
Total assets	$1,385,824	$1,493,571
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$11,816	$8,932
Accrued expenses and other current liabilities	113,616	113,115
Deferred revenue	562,756	547,919
Convertible senior notes, current	—	71,072
Finance lease obligations	640	614
Total current liabilities	688,828	741,652
Convertible senior notes, non-current	697,897	696,263
Deferred revenue, non-current	27,104	37,305
Other long-term liabilities	59	92
Operating lease liabilities, non-current	5,123	10,472
Finance lease obligations, non-current	12,740	13,223
Total liabilities	1,431,751	1,499,007
Stockholders’ deficit
Common stock	54	57
Treasury stock, at cost	(1,000)	—
Additional paid-in-capital	639,807	720,923
Accumulated deficit	(682,307)	(733,852)
Accumulated other comprehensive (loss) income	(2,481)	7,436
Total stockholders’ deficit	(45,927)	(5,436)
Total liabilities and stockholders’ deficit	$1,385,824	$1,493,571

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(unaudited)
Cash flows from operating activities
Net income (loss)	$19,107	$2,786	$51,545	$(37,985)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	2,403	2,687	7,844	8,529
Stock-based compensation expense	28,858	30,246	87,216	86,601
(Recovery of) provision for doubtful accounts	(110)	59	(310)	(286)
Accretion of premiums and discounts on marketable securities, net	(561)	(1,119)	(2,103)	(4,204)
Amortization of debt discount and issuance costs	579	611	1,804	1,832
Gain on lease modification	—	—	(307)	—
Deferred income tax	12	2	(250)	(75)
Changes in assets and liabilities:
Accounts receivable	(10,331)	(23,250)	10,175	6,882
Deferred costs	(3,399)	(2,717)	2,407	1,364
Operating lease right-of-use assets	1,166	1,430	3,626	4,136
Other receivables	(815)	(714)	(371)	221
Prepaid expenses and other	46	(459)	2,027	(2,921)
Other assets	1,510	(47)	2,599	691
Accounts payable	9	69	3,213	2,965
Deferred revenue	24,002	35,855	8,833	32,841
Operating lease liabilities	(806)	(973)	(2,962)	(2,891)
Accrued expenses and other liabilities	7,878	1,689	(654)	(8,592)
Net cash provided by operating activities	69,548	46,155	174,332	89,108

Cash flows from investing activities
Purchase of property and equipment	(831)	(91)	(1,891)	(1,849)
Purchase of marketable securities	(44,345)	(107,321)	(259,161)	(313,271)
Maturities of marketable securities	92,909	97,350	296,629	291,702
Sale of marketable securities	29,294	—	29,294	—
Acquisitions, net of cash acquired	—	—	(750)	—
Purchase of intangible assets	(39)	(45)	(89)	(105)
Net cash provided by (used in) investing activities	76,988	(10,107)	64,032	(23,523)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	1,741	440	2,792	2,874
Taxes paid related to net share settlements of stock-based compensation awards	—	(29)	(10,646)	(13,520)
Proceeds from shares issued in connection with employee stock purchase plan	6,248	6,163	14,300	13,698
Repurchases of Class A common stock	(1,170)	(10,001)	(173,854)	(60,121)
Payments upon maturity of convertible senior notes	(71,242)	—	(71,242)	—
Principal payments on finance lease obligations	(155)	(141)	(457)	(418)
Net cash used in financing activities	(64,578)	(3,568)	(239,107)	(57,487)
Effect of foreign exchange rates on cash	(670)	(819)	(4,256)	6,178
Net increase (decrease) in cash, cash equivalents, and restricted cash	81,288	31,661	(4,999)	14,276
Cash, cash equivalents, and restricted cash at beginning of period	253,194	284,965	339,481	302,350
Cash, cash equivalents, and restricted cash at end of period	$334,482	$316,626	$334,482	$316,626

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(unaudited)
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$333,770	$315,914	$333,770	$315,914
Restricted cash included within prepaid expenses and other at end of period	712	712	712	712
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$334,482	$316,626	$334,482	$316,626

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share amounts)
	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Gross profit, subscription and support	$209,373	$175,736	$599,105	$490,132
Add back: Stock-based compensation	2,881	2,635	8,816	7,579
Add back: Amortization of acquisition-related intangibles	1,075	952	3,150	2,801
Gross profit, subscription and support, non-GAAP	$213,329	$179,323	$611,071	$500,512

Gross profit, professional services	$3,892	$2,052	$18,188	$11,238
Add back: Stock-based compensation	1,217	1,102	3,647	3,204
Gross profit, professional services, non-GAAP	$5,109	$3,154	$21,835	$14,442

Gross profit	$213,265	$177,788	$617,293	$501,370
Add back: Stock-based compensation	4,098	3,737	12,463	10,783
Add back: Amortization of acquisition-related intangibles	1,075	952	3,150	2,801
Gross profit, non-GAAP	$218,438	$182,477	$632,906	$514,954

Cost of revenue, subscription and support	$36,810	$33,824	$108,735	$103,163
Less: Stock-based compensation	2,881	2,635	8,816	7,579
Less: Amortization of acquisition-related intangibles	1,075	952	3,150	2,801
Cost of revenue, subscription and support, non-GAAP	$32,854	$30,237	$96,769	$92,783

Cost of revenue, professional services	$12,888	$12,554	$39,531	$41,100
Less: Stock-based compensation	1,217	1,102	3,647	3,204
Cost of revenue, professional services, non-GAAP	$11,671	$11,452	$35,884	$37,896

Research and development	$57,333	$51,403	$167,743	$160,026
Less: Stock-based compensation	6,545	6,592	19,505	19,198
Less: Amortization of acquisition-related intangibles	—	220	—	1,210
Research and development, non-GAAP	$50,788	$44,591	$148,238	$139,618

Sales and marketing	$112,098	$101,127	$325,600	$306,823
Less: Stock-based compensation	9,893	9,855	29,848	29,496
Less: Amortization of acquisition-related intangibles	483	491	1,461	1,416
Sales and marketing, non-GAAP	$101,722	$90,781	$294,291	$275,911

General and administrative	$25,997	$28,663	$79,122	$84,822
Less: Stock-based compensation	8,322	10,062	25,400	27,124
General and administrative, non-GAAP	$17,675	$18,601	$53,722	$57,698

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share amounts)
	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Income (loss) from operations	$17,837	$(3,405)	$44,828	$(50,301)
Add back: Stock-based compensation	28,858	30,246	87,216	86,601
Add back: Amortization of acquisition-related intangibles	1,558	1,663	4,611	5,427
Income from operations, non-GAAP	$48,253	$28,504	$136,655	$41,727
GAAP operating margin	6.8%	(1.5)%	5.9%	(7.8)%
Non-GAAP operating margin	18.3%	12.7%	17.9%	6.5%

Net income (loss)	$19,107	$2,786	$51,545	$(37,985)
Add back: Stock-based compensation	28,858	30,246	87,216	86,601
Add back: Amortization of acquisition-related intangibles	1,558	1,663	4,611	5,427
Less: Income tax effect of non-GAAP adjustments(1)	8,405	8,121	25,196	9,564
Net income - basic, non-GAAP	$41,118	$26,574	$118,176	$44,479

Net income - basic, non-GAAP	$41,118	$26,574	$118,176	$44,479
Add back: Interest expense	2,739	3,005	8,216	804
Less: Income tax effect of non-GAAP adjustments(1)	603	661	1,808	177
Net income - diluted, non-GAAP	$43,254	$28,918	$124,584	$45,106

Net income (loss) per basic share	$0.35	$0.05	$0.93	$(0.68)
Add back: Stock-based compensation	0.52	0.53	1.56	1.54
Add back: Amortization of acquisition-related intangibles	0.03	0.03	0.08	0.10
Less: Income tax effect of non-GAAP adjustments(1)	0.15	0.14	0.45	0.17
Net income per basic share, non-GAAP	$0.75	$0.47	$2.12	$0.79

Net income (loss) per diluted share	$0.35	$0.05	$0.92	$(0.68)
Add back: Stock-based compensation	0.52	0.52	1.55	1.54
Add back: Amortization of acquisition-related intangibles	0.03	0.03	0.08	0.10
Add back: Interest expense	0.05	0.05	0.15	0.01
Less: Income tax effect of non-GAAP adjustments(1)	0.16	0.15	0.48	0.17
Less: Effect of potentially dilutive securities	0.07	0.04	0.19	0.02
Net income per diluted share, non-GAAP	$0.72	$0.46	$2.03	$0.78

Weighted-average common shares outstanding - basic	54,630,571	56,347,994	55,710,095	56,224,079
Weighted-average common shares outstanding - diluted	55,205,098	58,184,796	56,212,164	56,224,079
Effect of potentially dilutive securities, non-GAAP	5,243,238	5,243,239	5,243,238	1,926,480
Weighted-average common shares outstanding - diluted, non-GAAP	60,448,336	63,428,035	61,455,402	58,150,559

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share amounts)
	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$69,548	$46,155	$174,332	$89,108
Purchase of property and equipment	(831)	(91)	(1,891)	(1,849)
Free cash flow	$68,717	$46,064	$172,441	$87,259
Net cash provided by (used in) investing activities	$76,988	$(10,107)	$64,032	$(23,523)
Net cash used in financing activities	$(64,578)	$(3,568)	$(239,107)	$(57,487)
Operating cash flow margin	26.4%	20.6%	22.8%	13.8%
Free cash flow margin	26.1%	20.5%	22.5%	13.5%
(1) The non-GAAP provision for income taxes is calculated using a fixed long-term projected rate of 22% for all periods presented, as described above. The GAAP effective tax rate was approximately 14.3% and (29.0)% for the three months ended September 30, 2026 and 2025, respectively, and approximately 13.6% and (8.5)% for the nine months ended September 30, 2026 and 2025, respectively.

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE
	Three months ending December 31, 2026			Year ending December 31, 2026

GAAP operating margin	7.1%	-	7.7%	6.2%	-	6.3%
Add back: Stock-based compensation	11.3%	-	11.2%	11.4%	-	11.4%
Add back: Amortization of acquisition-related intangibles	0.6%	-	0.6%	0.6%	-	0.6%
Non-GAAP operating margin	19.0%	-	19.5%	18.2%	-	18.3%

Net income per diluted share, GAAP	$0.40	-	$0.42	$1.31	-	$1.34
Add back: Stock-based compensation	0.52	-	0.52	2.11	-	2.11
Add back: Amortization of acquisition-related intangibles	0.03	-	0.03	0.11	-	0.11
Add back: Interest expense	—	-	—	0.20	-	0.20
Less: Income tax effect of non-GAAP adjustments(1)	0.17	-	0.17	0.67	-	0.67
Less: Effect of potentially dilutive securities	—	-	—	0.26	-	0.26
Net income per diluted share, non-GAAP	$0.78	-	$0.80	$2.80	-	$2.83

Weighted-average common shares used in calculating GAAP earnings per share, diluted	60,300,000		60,300,000	56,000,000		56,000,000
Weighted-average common shares used in calculating non-GAAP earnings per share, diluted	60,300,000		60,300,000	61,200,000		61,200,000
(1) The non-GAAP provision for income taxes is calculated using a fixed long-term projected rate of 22%.